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Mike Weinstein
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Mike.Weinstein@sunpower.com

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Sarah Spitz
512-953-4401
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SunPower Reports Fourth Quarter and Full Year 2023 Results

•Added 16,000 customers in Q4, 75,900 new customers in FY 2023
•Reported Q4 revenue of $357 million; FY 2023 revenue of $1.7 billion
•Reported Q4 GAAP Net Loss of ($124) million and Adjusted EBITDA of ($68) million; FY 2023 GAAP Net Loss of ($247) million and Adjusted EBITDA of ($84) million
•Announced $175 million of additional capital and $25 million of additional revolving debt capacity

RICHMOND, Calif., February 15, 2024 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for the fourth quarter and full year ending December 31, 2023.

“With the recent infusion of capital, SunPower is focused on driving positive free cash flow and profitability,” said Peter Faricy, SunPower CEO. “This is a new opportunity for SunPower to reinforce our strong foundation as we continue to navigate an uncertain market in early 2024. With this funding and industry tailwinds of extended tax credits and lower equipment costs, we believe SunPower is positioned to execute on maximizing the value proposition of solar and storage for our customers.”

On February 15, the company announced it raised $175 million in new capital financing from TotalEnergies and Global Infrastructure Partners, including $45 million of prior bridge financing, $80 million in new investment, and $50 million that is available to be borrowed upon the satisfaction of certain conditions. As a part of the transaction, the Company also received $25 million of revolving debt capacity as part of new long-term waivers from key financial partners.

“$48 million of the Adjusted EBITDA delta between guidance and our final reporting can be attributed to restatement impacts and items we believe are one-time charges or not expected to recur,” said Beth Eby, SunPower CFO. “For 2024, we are focused on profitability and free cash flow, and we expect to be cash flow positive in the second half of 2024 and beyond.  We will provide additional guidance later in the year, after we assess the implications of the recapitalization and restructuring.”

FY 2024 GUIDANCE

Net Loss (GAAP)	($160) million - ($80) million
Gross Margin (Non-GAAP)	17% - 19%
Free Cash Flow[1]	Positive in second half 2024
1 Cash from operations minus capital expenditures

Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	4th Quarter 2023	4th Quarter 2022	Fiscal Year 2023	Fiscal Year 2022
GAAP revenue from continuing operations	$356.9	$498.0	$1,685.2	$1,741.9
GAAP gross margin from continuing operations	3.1%	22.8%	14.1%	23.1%
GAAP net (loss) income from continuing operations	$(115.6)	$5.1	$(227.1)	$93.7
GAAP net (loss) income from continuing operations per diluted share	$(0.66)	$0.03	$(1.30)	$0.54
Non-GAAP revenue from continuing operations[1,4]	$361.3	$498.0	$1,689.7	$1,749.2
Non-GAAP gross margin from continuing operations[1,3,4]	4.5%	23.0%	14.6%	23.7%
Non-GAAP net (loss) income from continuing operations[1,3,4]	$(89.5)	$19.5	$(158.5)	$30.0
Non-GAAP net (loss) income from continuing operations per diluted share[1,3,4]	$(0.51)	$0.11	$(0.91)	$0.17
Adjusted EBITDA[1,3,4]	$(67.6)	$30.6	$(84.2)	$70.0
Residential customers	586,250	427,300	586,250	427,300
Cash[2]	$87.4	$123.7	$87.4	$123.7

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with GAAP beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1 Information about SunPower's use of non-GAAP financial information, including a reconciliation to GAAP, is provided under "Use of Non-GAAP Financial Measures" below

2 Includes cash, and cash equivalents, excluding restricted cash

3 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

4 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

Earnings Conference Call Information
SunPower will discuss its full year and fourth quarter 2023 financial results on Thursday, Feb. 15 at 8 a.m. ET. Analysts intending to participate in the Q&A session must register for a personal link and dial-in at: https://register.vevent.com/register/BI49f0f6c1dcda48db936395f3333e1574.

The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading residential solar, storage and energy services provider in North America. SunPower offers solar + storage solutions that give customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward-Looking Statements
This release includes information that constitutes forward-looking statements. Forward-looking statements often address expected future business and financial performance, and often contain words such as "believe," "expect," "anticipate," "intend," "plan," or "will." By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding: the Company’s anticipated results, cash flow and financial outlook; expectations regarding growth, demand and our future performance and our ability to capture or meet consumer demand; the Company’s ability to continue as a going concern; expectations regarding our recent recapitalization, including our ability to satisfy conditions precedent to additional funding; our plans and expectations with respect to our strategic partnerships and initiatives; our strategic plans and areas of investment and focus; and our expectations for industry trends and factors, and the impact on our business and strategic plans.

The anticipated results, financial outlook and other forward-looking statements presented in this release are estimates based on information available to management as of the date of this release and are subject to change. There can be no assurance that the Company’s actual results will not differ from the anticipated results, financial outlook and other forward-looking statements presented in this release. Factors that could cause or contribute to such differences include, but are not limited to the Company's ability to realize the anticipated benefits of capital received and project financings; the Company's ability to comply with its financing agreements, including debt covenants or cure any defaults; the Company's ability to repay its obligations as they come due; and our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships; the timing and execution of any restructuring plans; and the risks and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 1, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023, and the Company's other filings with the SEC. These forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

©2024 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, SUNPOWER FINANCIAL, MYSUNPOWER and SUNVAULT are trademarks or registered trademarks of SunPower Corporation in the U.S.

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SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2023	January 1, 2023
Assets
Current assets:
Cash and cash equivalents	$87,424	$377,026
Restricted cash and cash equivalents, current portion	1,949	10,668
Short-term investments	—	132,480
Accounts receivable, net	169,556	169,674
Contract assets	45,638	57,070
Loan receivables held for sale, net	4,467	—
Inventories	260,909	295,731
Advances to suppliers, current portion	659	12,059
Prepaid expenses and other current assets	258,164	197,811
Total current assets	828,766	1,252,519

Restricted cash and cash equivalents, net of current portion	9,111	18,812
Property, plant and equipment, net	108,198	76,473
Operating lease right-of-use assets	31,290	36,926
Solar power systems leased, net	37,892	41,779
Goodwill	125,998	125,998
Other intangible assets, net	14,018	24,192
Other long-term assets	191,811	186,927
Total assets	$1,347,084	$1,763,626

Liabilities and Equity
Current liabilities:
Accounts payable	$220,356	$243,139
Accrued liabilities	154,589	148,119
Operating lease liabilities, current portion	11,176	11,356
Contract liabilities, current portion	153,466	141,863
Short-term debt	344,332	82,240
Convertible debt, current portion	—	424,919
Total current liabilities	883,919	1,051,636

Long-term debt	249	308
Operating lease liabilities, net of current portion	23,619	29,347
Contract liabilities, net of current portion	10,553	11,588
Other long-term liabilities	122,075	114,702
Total liabilities	1,040,415	1,207,581

Equity:
Common stock	175	174
Additional paid-in capital	2,858,046	2,855,930
Accumulated deficit	(2,332,763)	(2,085,784)

Accumulated other comprehensive income (loss)	13,996	11,568
Treasury stock, at cost	(233,755)	(226,646)
Total stockholders' equity	305,699	555,242
Noncontrolling interests in subsidiaries	970	803
Total equity	306,669	556,045
Total liabilities and equity	$1,347,084	$1,763,626

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Total revenues	$356,905	$497,968	$1,685,222	$1,741,943
Total cost of revenues	345,926	384,204	1,446,767	1,338,942
Gross profit	10,979	113,764	238,455	403,001
Operating expenses:
Research and development	4,799	5,560	23,960	24,759
Sales, general, and administrative	104,865	92,848	393,026	387,260
Restructuring charges (credits)	6,806	—	12,679	244
Expense (income) from transition services agreement, net	79	1,356	109	69
Total operating expenses	116,549	99,764	429,774	412,332
Operating (loss) income	(105,570)	14,000	(191,319)	(9,331)
Other (expense) income, net:
Interest income	490	2,922	2,746	3,200
Interest expense	(9,832)	(6,342)	(28,956)	(21,565)
Other, net	(1,242)	(6,755)	(11,833)	115,405
Other (expense) income, net	(10,584)	(10,175)	(38,043)	97,040
(Loss) income from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees	(116,154)	3,825	(229,362)	87,709
Benefits from (provision for) income taxes	623	1,903	(946)	8,383
Equity in earnings (losses) of unconsolidated investees	(36)	336	3,374	2,272
Net (loss) income from continuing operations	(115,567)	6,064	(226,934)	98,364
(Loss) income from discontinued operations before income taxes and equity in (losses) earnings of unconsolidated investees	(7,926)	(1,476)	(20,006)	(51,729)
(Provision for) benefits from income taxes	(363)	(158)	—	640
Net (loss) income from discontinued operations	(8,289)	(1,634)	(20,006)	(51,089)
Net (loss) income	(123,856)	4,430	(246,940)	47,275
Net (income) loss from continuing operations attributable to noncontrolling interests	(43)	(1,005)	(167)	(4,676)
Net loss (income) from discontinued operations attributable to noncontrolling interests	—	—	—	250
Net (income) loss attributable to noncontrolling interests	(43)	(1,005)	(167)	(4,426)
Net (loss) income from continuing operations attributable to stockholders	(115,610)	5,059	(227,101)	93,688
Net (loss) income from discontinued operations attributable to stockholders	(8,289)	(1,634)	(20,006)	(50,839)
Net (loss) income attributable to stockholders	$(123,899)	$3,425	$(247,107)	$42,849

Net (loss) income per share attributable to stockholders - basic and diluted:
Continuing operations	$(0.66)	$0.03	$(1.30)	$0.54
Discontinued operations	$(0.05)	$(0.01)	$(0.11)	$(0.29)

Net (loss) income per share - basic and diluted	$(0.71)	$0.02	$(1.41)	$0.25

Weighted-average shares:
Basic	175,354	174,231	175,041	173,919
Diluted	175,354	175,518	175,041	174,603

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Cash flows from operating activities:
Net (loss) income	$(123,856)	$4,430	$(246,940)	$47,275
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	15,448	8,030	52,442	30,291
Amortization of cloud computing arrangements	1,454	1,790	5,705	5,339
Impairment losses	5,631	—	5,631	—
Stock-based compensation	5,064	7,378	26,203	26,434
Amortization of debt issuance costs	416	1,108	1,948	3,664
Equity in losses (earnings) of unconsolidated investees	36	(335)	(3,374)	(2,271)
Loss (gain) on equity investments	—	6,255	10,805	(114,710)
Unrealized loss (gain) on derivatives	6,455	11	5,125	(2,293)
Distributions from equity investees	143	(13)	739	120
Net (gain) loss from lease terminations	(780)	—	(780)	—
Deferred income taxes	453	(1,314)	(83)	(13,973)
Loss (gain) on loan receivables held for sale	991	—	1,352	—
Other, net	5,754	1,081	6,689	1,209
Changes in operating assets and liabilities:
Accounts receivable	28,380	5,833	(6,574)	(59,969)
Contract assets	(8,492)	(13,856)	11,450	(14,174)
Inventories	63,575	(75,463)	34,822	(90,227)
Project assets	—	—	3	295
Loan receivables held for sale	9,984	—	(5,820)	—
Prepaid expenses and other assets	(26,541)	4,301	(49,953)	(200,687)
Operating lease right-of-use assets	2,959	2,833	11,357	11,445
Advances to suppliers	5,828	(5,627)	11,400	(11,915)
Accounts payable and other accrued liabilities	47,760	45,887	(22,572)	120,518
Contract liabilities	(78,376)	(397)	10,569	97,900
Operating lease liabilities	(2,329)	(3,340)	(11,860)	(15,168)
Net cash (used in) provided by operating activities	(40,043)	(11,408)	(151,716)	(180,897)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(10,929)	(11,849)	(50,438)	(48,807)
Investments in software development costs	(1,810)	(1,465)	(6,459)	(5,690)
Proceeds from sale of property, plant, and equipment	10	—	35	—
Cash paid for working capital settlement related to C&I Solutions sale	—	—	(30,892)	—
Cash received from C&I Solutions sale, net of de-consolidated cash	—	—	—	146,303
Cash paid for equity investments under the Dealer Accelerator Program and other	—	—	(7,500)	(30,920)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Proceeds from sale of equity investment	—	—	121,675	440,108
Cash paid for investments in unconsolidated investees	(1,501)	(2,431)	(10,571)	(8,173)
Distributions from equity investees, in excess of cumulative earnings	—	13	149	150
Net cash (used in) provided by investing activities	(14,230)	(15,732)	15,999	492,971
Cash flows from financing activities:
Proceeds from bank loans and other debt	50,000	21,482	543,440	146,211
Repayment of bank loans and other debt	(12,465)	(15,439)	(279,947)	(182,340)
Distributions to noncontrolling interests attributable to residential projects	—	(9,201)	—	(9,201)
Repayment of convertible debt	—	—	(424,991)	—
Proceeds from lease terminations	780	—	780	—
Payments for financing leases	(1,388)	(668)	(4,479)	(1,432)
Purchases of stock for tax withholding obligations on vested restricted stock	(129)	(943)	(7,108)	(11,405)
Net cash provided by (used in) financing activities	36,798	(4,769)	(172,305)	(58,167)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	—	—	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(17,475)	(31,909)	(308,022)	253,907
Cash, cash equivalents, and restricted cash, beginning of period	115,959	438,415	406,506	152,599
Cash, cash equivalents, and restricted cash, end of period	$98,484	$406,506	$98,484	$406,506

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$87,424	$377,026	$87,424	$377,026
Restricted cash and cash equivalents, current portion	1,949	10,668	1,949	10,668
Restricted cash and cash equivalents, net of current portion	9,111	18,812	9,111	18,812
Total cash, cash equivalents, and restricted cash	$98,484	$406,506	$98,484	$406,506

Supplemental disclosure of non-cash activities:
Property, plant, and equipment acquisitions funded by liabilities (including financing leases)	$3,874	$3,298	$18,830	$12,380
Right-of-use assets obtained in exchange for lease obligations	$2,044	$1,464	$6,050	$14,452
Net working capital settlement related to C&I Solutions sale	$—	$—	$—	$7,005
Accrued contingent consideration on equity method investment	$2,857	$—	$2,857	$—
Supplemental cash flow disclosures:
Cash paid for interest	$8,124	$741	$33,385	$21,064

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Cash paid for income taxes	$297	$2,250	$1,739	$7,437
Cash received for interest	$270	$1,474	$2,739	$1,474

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net (loss) income; net (loss) income per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under International Financial Reporting Standards ("IFRS"), an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE and better reflects our ongoing results.

•Legacy power plant and development projects: We exclude from our Non-GAAP results adjustments to variable consideration resulting from the true-up of estimated milestone payments for two legacy power plant projects sold in fiscal 2018 and 2019. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in the majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Equity (income) loss from unconsolidated investees: We account for our minority investments in dealers included in the Dealer Accelerator Program using the equity method of accounting and recognize our proportionate share of the reported earnings or losses of the investees through net income. We do not control or manage the investees’ business operations and operating and financial policies. Therefore, we believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Mark-to-market loss (gain) on interest rate swaps: We recognize changes in fair value of our interest rate swaps as mark-to-market gains or losses, excluding final settlements, and record within "interest expense" and "total revenues" within our condensed consolidated statements of operations dependent on the risk that is being economically hedged and mitigated by the interest rate swap. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying interest rate swap, thus, we believe that excluding these adjustments from our non-GAAP results is appropriate and allows investors to better understand and analyze our ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
GAAP revenue	$356,905	$497,968	$1,685,222	$1,741,943
Legacy power plant and development projects[1]	—	—	—	7,239
Mark to market loss (gain) on interest rate swaps	4,345	—	4,435	—
Non-GAAP revenue	$361,250	$497,968	$1,689,657	$1,749,182

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
GAAP gross profit from continuing operations	$10,979	$113,764	$238,455	$403,001
Legacy power plant and development projects[1]	—	—	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(266)	(268)	(1,066)	(1,101)
Mark to market loss (gain) on interest rate swaps	4,345	—	4,435	—
Stock-based compensation expense	1,217	1,257	5,258	4,689
Litigation	—	—	62	—
Transaction-related costs	—	—	—	162
Business reorganization costs	—	—	—	11
Non-GAAP gross profit[2]	$16,275	$114,753	$247,144	$414,001

GAAP gross margin (%)	3.1%	22.8%	14.1%	23.1%
Non-GAAP gross margin (%)	4.5%	23.0%	14.6%	23.7%

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

Adjustments to Net (Loss) Income:

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
GAAP net (loss) income from continuing operations attributable to stockholders	$(115,610)	$5,059	$(227,101)	$93,688
Mark-to-market (gain) loss on equity investments	(374)	6,255	8,254	(117,038)
Legacy power plant and development projects[1]	—	—	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(266)	(268)	(1,066)	(1,101)
Impairment of property, plant, and equipment	957	—	957	—
Litigation	5,606	1,242	6,025	4,813
Stock-based compensation expense	5,064	7,372	26,203	26,305
Amortization of intangible assets and software	2,844	2,847	11,410	10,554
Transaction-related costs	76	44	918	1,601
Mark to market loss (gain) on interest rate swaps	6,455	11	5,125	(2,293)
Business reorganization costs	—	—	—	4,526
Restructuring charges (credits)	6,799	1	12,679	(452)
Acquisition-related costs	(359)	114	(556)	11,570
Tax effect	(1,110)	(2,831)	(558)	(8,951)
Equity loss (income) from unconsolidated investees	410	(335)	(823)	(471)
Non-GAAP net (loss) income attributable to stockholders[2]	$(89,508)	$19,511	$(158,533)	$29,990

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

Adjustments to Net (Loss) Income per diluted share

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net (loss) income per diluted share
Numerator:
GAAP net (loss) income from continuing operations attributable to stockholders[1]	$(115,610)	$5,059	$(227,101)	$93,688

Non-GAAP net (loss) income from continuing operations attributable to stockholders[1,2,3]	$(89,508)	$1,435	$(158,533)	$29,990

Denominator:
GAAP weighted-average shares	175,354	174,231	175,041	173,919
Effect of dilutive securities:
Restricted stock units	—	1,287	—	684
GAAP dilutive weighted-average common shares:	175,354	175,518	175,041	174,603

Non-GAAP weighted-average shares	175,354	174,231	175,041	173,919
Effect of dilutive securities:
Restricted stock units	—	1,287	—	684
Non-GAAP dilutive weighted-average common shares[1]	175,354	175,518	175,041	174,603

GAAP dilutive net (loss) income per share - continuing operations	$(0.66)	$0.03	$(1.30)	$0.54
Non-GAAP dilutive net (loss) income per share - continuing operations[2,3]	$(0.51)	$0.11	$(0.91)	$0.17

1 In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

3 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

Adjusted EBITDA:

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
GAAP net (loss) income from continuing operations attributable to stockholders	$(115,610)	$5,059	$(227,101)	$93,688
Mark-to-market loss (gain) on equity investments	(374)	6,255	8,254	(117,038)
Legacy power plant and development projects[1]	—	—	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(266)	(268)	(1,066)	(1,101)
Impairment of property, plant, and equipment	957	—	957	—
Litigation	5,606	1,242	6,025	4,813
Stock-based compensation expense	5,064	7,372	26,203	26,305
Amortization of intangible assets and software	2,844	2,847	11,410	10,554
Transaction-related costs	76	44	918	1,601
Mark to market loss (gain) on interest rate swaps	6,455	11	5,125	(2,293)
Business reorganization costs	—	—	—	4,526
Restructuring charges (credits)	6,799	1	12,679	(452)
Acquisition-related costs	(359)	114	(556)	11,570
Equity loss (income) from unconsolidated investees	410	(335)	(823)	(471)
Cash interest expense, net of interest income	7,234	3,406	25,522	20,493
(Benefit from) provision for income taxes	(623)	(1,903)	946	(8,383)
Depreciation	14,215	6,726	47,262	18,983
Adjusted EBITDA[2]	$(67,572)	$30,571	$(84,245)	$70,034

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.